EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment to the Registration Statement on Form S-8 (No. 333-93625) of our reports dated February 20, 2001, except for Note 16, as to which the date is February28, 2001, relating consolidated financial statements and financial statement schedules of Triton PCS Holdings, Inc. and its subsidiaries, which appear in the Annual Report on Form 10-K of Triton PCS Holdings, Inc. for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers, LLP
------------------------
PRICEWATERHOUSECOOPERS, LLP
Philadelphia, Pennsylvania
May 24, 2001


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